                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

                                                        Jurisdiction of
Name                                                    Incorporation
-------------------------------------------------       -------------------

HTM Holdings, Inc.                                      Delaware

Qualtron, Inc.                                          Massachusetts

SMTC de Chihuahua S.A. de C.V.                          Mexico

SMTC Ireland Company                                    Ireland

SMTC Manufacturing Corporation of California            California

SMTC Manufacturing Corporation of Canada                Ontario, Canada

SMTC Manufacturing Corporation of Colorado              Delaware

SMTC Manufacturing Corporation of Ireland Limited       Ireland

SMTC Manufacturing Corporation of Massachusetts         Massachusetts

SMTC Manufacturing Corporation of North Carolina        North Carolina

SMTC Manufacturing Corporation of Texas                 Texas

SMTC Manufacturing Corporation of Wisconsin             Wisconsin

SMTC MEX Holdings, Inc.                                 Delaware

SMTC Nova Scotia Company                                Nova Scotia, Canada

SMTC R&D Teoranta                                       Ireland

SMTC Teoranta                                           Ireland